UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2015

Immunomedics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 The American Road, Morris Plains, New Jersey	07950
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (973) 605-8200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2015, upon the recommendation of the Governance and Nominating Committee of the Board of Directors (the "Board") of Immunomedics, Inc. (the "Company"), the Board increased the size of the Board from six members to seven members and appointed Arthur Kirsch to the Board to fill the new vacancy. Mr. Kirsch will serve until the Annual Meeting of Stockholders of the Company to be held in 2015.

Mr. Kirsch, age 63, is a Senior Advisor at GCA Savvian, LLC ("GCA Savvian"), an independent investment bank focused on the growth sectors of the global economy. Mr. Kirsch is responsible for GCA Savvian's healthcare investment banking activities with a primary focus on mergers and acquisitions and equity capital markets transactions. Prior to joining GCA Savvian in June 2005, Mr. Kirsch was a founding member and Managing Director of Vector Securities, LLC, an investment and merchant banking firm, from 2001 to May 2005. From 1999 to 2001, Mr. Kirsch was a Managing Director and Head of Healthcare Research and Capital Markets of Prudential Vector Healthcare Group, a unit of Prudential Securities, Inc., a full-service brokerage firm. In addition, from 1995 to 1999, Mr. Kirsch was Director, Equity Research of Vector Securities International, Inc., an investment banking firm. Mr. Kirsch is currently a member of the board of directors of Pozen, Inc., a publicly traded pharmaceutical company focused on transforming medicines that can transform lives, and PhysioSonics, Inc., a privately held company developing noninvasive neurological products. Mr. Kirsch graduated from the University of Rhode Island in 1973 and received an M.B.A. in finance from Bernard M. Baruch College in 1975.

The Board determined that Mr. Kirsch has no relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of the NASDAQ Stock Market and the United States Securities and Exchange Commission.

Mr. Kirsch shall receive compensation for serving on the Board pursuant to the Company's non-employee director compensation guidelines. On August 18, 2015, the Board approved the grant to Mr. Kirsch of stock options to purchase 22,500 shares of Common Stock (the "Stock Options"), at an exercise price equal to $1.91 per share. The Stock Options are fully vested on the date of grant, have a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the director's cessation of service on account of the director's death and upon a change in control of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Immunomedics, Inc., dated August 19, 2015.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immunomedics, Inc. (Registrant)
August 19, 2015 (Date)	/s/ CYNTHIA L. SULLIVAN Cynthia L. Sullivan President and Chief Executive Officer